Exhibit 99.1

THOMSON REUTERS STREETEVENTS
EDITED TRANSCRIPT
WRC - WARNACO GROUP, INC. AT INTEGRATED CORPORATE RELATIONS (ICR) XCHANGE

EVENT DATE/TIME: JANUARY 12, 2012 / 02:00PM GMT

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JANUARY 12, 2012 / 02:00PM GMT, WRC - Warnaco Group, Inc. at Integrated Corporate Relations (ICR) XCHANGE

CORPORATE PARTICIPANTS

 Allison Malkin ICR - Senior Management Director
 John Kernan Cowen & Co. - VP
 Helen McCluskey Warnaco Group - CEO
 Larry Rutkowski Warnaco Group - CFO
 Deb Abraham Warnaco Group - Director - IR

 PRESENTATION

 Allison Malkin - ICR - Senior Management Director

 Good morning, everyone. Welcome to day two of our public company day. For many of you this is day three. My name is Allison Malkin and I'm a Senior Management Director of ICR. I would like to take this opportunity to thank our sponsors for helping us to put on such a strong conference once again. This is our 14th annual ICR XCHANGE.

Just as a reminder our breakout sessions will be outside today and just look for the table numbers on your schedule. And now I would like to turn the podium over to John Kernan of Cowen who will introduce our first presentation.

 John Kernan - Cowen & Co. - VP

 Good morning, everyone. My name is John Kernan. I cover specialty retail and branded apparel at Cowen & Company. I'm happy to introduce our next group of presenters, the management team of Warnaco, new CEO, Helen McCluskey, CFO, Larry Rutkowski and Director of Investment Relations, Deb Abraham. We rate Warnaco shares outperforming Cowen & Company. Our 2012 earnings estimate of 465 is above the Street at 455. And with that I'd like to turn it over to Helen.

 Helen McCluskey - Warnaco Group - CEO

 And you did the -- I need the -- I need to get my bearings a bit. I am sorry on that, oh -- all right, there we go. Sorry everyone, sorry for the delay of game there. Well thank you, John.

Good morning everybody. Thank you for joining us today. It's fun to start the day off this way. This is my first trip to ICR so I am really excited to be here and I really look forward to speaking to many of you directly as we go throughout the course of the day. Before we go into the formal presentation I thought I would start with a few comments on our fourth quarter and the full year 2011. And while we haven't closed the books yet I can share some preliminary Indicators with you.

During 2011 we remained focused on our growth initiatives of growing Calvin Klein, expanding internationally and building our direct consumer channel. All of those contributed to positive results in the quarter and in the year.

One of the best indicators that we have is our direct retail performance and comp store sales results. In the fourth quarter our direct to consumer revenue grew by 15%. Our same store sales improved throughout the quarter, ending on a high note with December comps up 5% even in the face of the negative effects of a warm November and December on our cold weather items like sweaters and outer ware that are particularly a large piece of our Calvin Klein jeans business.

We were particularly pleased with Europe. They contributed meaningful results in the quarter with strong results in Northern Europe, more than offsetting softness in Spain and Italy that we have seen all year.

As anticipated in the quarter, our year-over-year gross margin and our SG&A improved and inventory continued to come down despite the challenges in Europe and some unfavorable currency rates. For the year we made significant progress against our strategic objectives which generated top-line revenue growth just a bit under 10% versus 2010.

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JANUARY 12, 2012 / 02:00PM GMT, WRC - Warnaco Group, Inc. at Integrated Corporate Relations (ICR) XCHANGE

Our Calvin Klein business grew by 12%. Our international revenue grew by 16% and now represents nearly 60% of our total Company revenue and an even higher percentage of our profit. We concentrated on optimizing our development markets, capitalizing on our significant white space opportunities, especially in emerging markets.

Direct to consumer growth was very strong for the year with revenue up around 27%, benefiting from an additional 200,000 square feet of new retail space we opened in 2011a revenue lift from our franchise and distributer acquisitions that were made previously and positive com store sales of 4%. Our heritage brands profitability improved and will be close to 15% with Speedo again reaching its historic high levels.

Now while the dust hasn't settled on the year yet, and as I mentioned before, we haven't completely closed the books. We now expect that adjusted earnings per share for the year could come in a few pennies below the low end of our guided range. This is largely due to a slight revenue shortfall in Europe, the resulting tax impact on the full year rate, as well as unfavorable currencies in the quarter.

That said, we are very proud to report another strong year for Warnaco with solid revenue growth and double digit adjusted earnings growth. Looking ahead, while we won't provide official 2012 guidance until we report 2011 results at the end of February, I just wanted to touch briefly on 2012.

We are confident that the execution of our strategies will continue to drive revenue growth and operating margin expansion in 2012 and lead to another year of very positive results for Warnaco. As we start the year and as you have heard throughout the week, currency headwinds and the overhang of product cost increases that we faced in 2011 will impact first half results.

We expect however that in the second half benefit of lower product costs, improved operating results in Europe, and continued strength in Latin America and Asia and the expansion of our own direct retail initiatives and some very new product launches will lead to positive results for the year.

We are really looking forward to sharing much more detail on both 2011 and 2012 and beyond at our upcoming earnings call which will be late February, and we have scheduled tentatively an investors day for late March. So I really look forward to talking in much more detail about the future with you at that time.

So moving on now, I think I would like to just call your attention to the forward-looking statements. Full disclosure of that is contained in our SEC filings. So many of not most or all of you are familiar with the Warnaco Company, but I really, really enjoy sharing our story.

So who are we? Who is Warnaco? We are a worldwide leader in the apparel business with a very diverse business model in brands, categories, geographies and channels. We design, source market and distribute sportswear, underwear, swimwear, and accessories over a portfolio of powerful brands led by Calvin Klein, rounded out by our heritage brands of Speedo, Chaps, Warner's and Olga.

We have a substantial and growing global presence. We do business in over a 112 countries and we have a very broad distribution base with wholesale customers in nearly every channel complemented by our own direct retail operations.

Our strategy has been consistent and has consistently generated positive results with both sales and profit growth. First we focus on driving Calvin Klein globally with innovative products supported by compelling marketing, continuing with our geographic expansion and also pursuing increased direct to consumer opportunities. Those happen to be our highest margin businesses in both international and direct to consumer and have grown in high double-digit rates throughout the course of the years.

We will manage our heritage businesses for profitability and over the course of the last five years you will see that that has paid substantial dividends. And we will continue to do that going forward. We will manage our balance sheet and utilize our cash to generate shareholder value. We will remain an efficient organization, continue to focus on improving our operating margins, which at around 11% even with the sizable royalty expense given our license model.

Looking at our brands Calvin Klein is our growth engine. We said about five or six years ago we could double the business and we did. At just under $2 billion in revenue it represents about 75% of our total Company revenue and we believe the opportunity exists to do that again over the course of the next five or six years.

So we believe in Calvin Klein. We have done an amazing job of expanding that business and we can continue to do so over the foreseeable future. With forty years of marketing and strong product Calvin Klein enjoys unmatched brand awareness around the world. That enables us to enter new geographies much more easily than most brands and capitalize on the brand appeal of Calvin Klein to our own retail stores and retail initiatives.

Calvin is modern, urban, sophisticated and sexy. And that resonates with consumers all around the world. We have two components of our Calvin Klein business. Calvin Klein Jeans is the largest segment at just over $1 billion in revenue. And Calvin Klein Jeans is truly a life style brand.

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JANUARY 12, 2012 / 02:00PM GMT, WRC - Warnaco Group, Inc. at Integrated Corporate Relations (ICR) XCHANGE

Within Calvin Klein Jeans that is made up of jeans, which consists of not only denim which is about 25 or 30% of our business, but the complementary pieces of knits, wovens, outer wear, as well as Calvin Klein jeans accessories in Europe and Asia. We also have a bridge sportswear and bridge accessories component to that in Europe.

Calvin Klein underwear, which should exceed $700 million in revenue this year, we have made the statement before is certainly the crown in the jewel, the jewel in the crown, excuse me, of our business. It is our most profitable business and it commands a leadership position in the market space in every geography where we do business. We will leverage the great asset of Calvin Klein and we actually we believe we reinforce the equities of that brand with great product launches.

We have brought you product launches like body, Steel, X and last year's launch of CK1. The focus for 2012 is all about color, not something that we are known for in Calvin Klein, all about color and bold color at that, so we look forward to sharing more about that in the future.

As I mentioned, Calvin Klein is certainly the growth engine of the Company and that is really what drives our international performance. So international is a large part of the Calvin Klein business and Calvin Klein is the international business. It represents about 95% of our international business and over 50% of our international business as retail. So those three initiatives driving Calvin Klein, growing internationally, building our direct to consumer are intertwined, and related and dependent on one another.

But you can see we have made great progress in our expansion internationally. At a billion and a half dollars this year it is 60% of the Company's revenue. It has grown 17% compounded over the years with certainly Asia and Latin America driving that growth rate. And you will see that continuing going forward, so while Europe is the largest segment within our national international business it will shortly be passed by Asia. Whoops.

So looking at Asia, Asia specifically, Asia is about $500 million in revenues as you saw. It's around 25% of our business. Korea and China are the largest markets and China is certainly the fastest growing market. We expect currently China sits around 160, $180 million in revenue. We expect that will easily be $400 million over the next several years. Over 70% of our revenue comes from direct to consumer in Asia and the balance of that is largely franchise and distributors. So for the most part it is a retail model in Asia.

We recently announced or at the midpoint of the year we announced we entered into a joint venture in India. We are very excited about that opportunity and as an emerging market, as we have seen our results in Brazil, we know we can experience the same thing in India. So we know that that will continue to fuel growth going forward in addition to the doubling of our China business.

Looking at Latin America, our other big growth driver, it is about $240 million in revenue growing at a rate of around 30% and we expect that will continue. Mexico and Brazil, both over $100 million in revenue are the largest markets within that and continue to have substantial sizable growth opportunities in particular in direct to consumer where we have an opportunity to build both of those businesses.

We recently launched an exclusive relationship with Ripley, a major department store in Chili and Peru similar to the business model that we have with El Corte Ingles in Spain. It's a concession model. We launched underwear recently in the fourth quarter and we are really excited about not only the results but the potential expansion behind that. So Latin America and Asia will both continue to grow in that range of 25 to 30% a year.

Looking at Europe not a sizable growth story this year, but certainly a big business for us, so we should end the year around up and in the range of six to 8% at just under $630 million in revenue. As we have mentioned before our business is largely concentrated in Southern Europe, certainly the more challenged of the continent right now. Italy and Spain are our two largest markets and represent over 45% of our business, but we have sizable opportunities in Northern Europe.

And as I mentioned earlier we are really pleased with the results in Northern Europe, in particular in the fourth quarter, so big opportunities in the UK, and in Germany, and Netherlands and those businesses are currently driving great results. We will focus on executional efficiency here and we will improve our operating margin. So that will be the focus for 2012.

Many of you don't get to see our retail business. As we mentioned retail will be nearly 30% of our business this year. It is over 50% of our international business and this is part and parcel a growth engine for us going forward. We will approach $1 billion in revenue next year and we expect over time we can become a $2 billion retailer. So with that I thought I would share with you just some snapshots of the way we look around the world.

This is a representation of our Calvin Klein accessory stores, our Calvin Klein jean stores, our Calvin Klein underwear stores and our combo stores. So there is representation here from Germany, Singapore, London and the big flagship at the bottom, Times Square in Hong Kong. So we are very proud of our retail footprint, and I encourage any of you if you ever get outside of the US to really stop by and see some of the stores. The execution is really stellar.

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JANUARY 12, 2012 / 02:00PM GMT, WRC - Warnaco Group, Inc. at Integrated Corporate Relations (ICR) XCHANGE

So on direct to consumer we have grown that business at a rate of 21%. And as I mentioned we will end the year at roughly over $700 million and expect we can approach $1 billion over the course of the next couple years. We added 200,000 square feet of new space this year, both organically and through acquisition. We have over 1,700 points of distribution and we will end the year with over a million square feet of directly operative retail space. That is a 24% increase in retail space and we will end with roughly a 27% increase in revenue in direct to consumer.

We are targeting an additional 150,000 square feet next year and probably for the foreseeable future and the few years beyond that. We generate over 20% for [well] profit. It is about 30% of our business and this will continue to be a big growth driver for us. It is the best way for us to present the brands.

Becoming an expert retailer will make us a better wholesaler. So we are really proud of the representation of the brands, the presentation within our store and the execution of the stores. So look forward more to going forward.

So while Calvin Klein is the growth driver of the Company, and we expect great things to come from and in the future, our heritage business is our important piece of our portfolio here. So they are made up of Speedo, Chaps, and our core intimates brands of Warner's and Olga. The story here has been a profit improvement stor7. We have not focused on revenue growth, but we have focused on improving our operating margins in these businesses and that has paid dividends.

From 2006 to 2011 we have had over a 400 basis point improvement in operating margin. We will continue to focus on operating margin expansion and profit growth in these businesses, but that will now come from generating revenue growth. So we have opportunities in those businesses. They do command leading positions in the channels that they are represented in. Certainly Speedo is the market leader in performance swim wear and coming into an Olympic year in 2012 we are focused on innovation. There are no questions.

So we just launched Fastsjun3, which is our Olympic equipment for the year and we were really excited about that launch. There is a new management team there. We put Jim Gerson in place in August of 2010 and the Company has done really wonderful things.

All of those businesses, Chaps, Speedo and core intimates focus on innovation in delivering product to the marketplace that is different, and unique and provides wonderful price value. So those businesses again we look forward to revenue growth, but largely operating margin improvement from them. So I am going to turn it over to Larry and he will cover some of the financials.

 Larry Rutkowski - Warnaco Group - CFO

 There you go. Thank you, Helen, and good morning, everyone. I am happy to say that this is my ninth time attending the ICR conference. And in terms of just our cash flow from operations first of all we will touch on our sources of cash. In terms of our sources we ended the year of 2011 with approximately $200 million of cash.

In addition, the Company generates approximately $350 million a year of EBITDA and are in growing. We also see opportunities and plan to more aggressively manage our working capital as we have across each quarter in 2011. We have been bringing down the inventories and we believe that those are something that will continue to drive not only a significant improvement by yearend 2011, but will continue to drive improvements into 2012 which will generate additional cash flow.

In terms of our uses of cash, we see our three best uses of cash first to reinvest in the business. As Helen mentioned that we expanded our direct to consumer by 200,000 square feet in 2011, we are targeting an additional 150,000 square feet in 2012 and beyond. Second, we plan to continue to invest in new light space, as well as install leveragable platforms so we can continue to drive growth efficiently.

Third, we plan to fund and acquire successful franchise and distributor partners which we have proven to be a successful model in the past and will continue to be. Our second use of cash would be share repurchases.

As you know since May of 2010 we acquired five million shares in the market, been optimistic about it. In September 2011 our Company announced a new 200 million multiyear share repurchase program. And we have also planned to be opportunistic on that. In terms of the third use of cash strategic acquisitions we continue to explore our strategic acquisitions that we think would make sense and be able to bolt on to our existing global platform and create shareholder value.

As we indicated in summary that we are proud of our accomplishments in 2011 and have another strong year with approximately approaching 10% revenue growth and in excess of 10% EPS growth, it is driven by strong demands led by our Calvin Klein business, which represents approximately 75% of our business. A consistent strategy we have articulated this strategy and our long range plans for the last five years. We have able to double the strength of the business and we continue to see long-term opportunities to do the same over the next five years.

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JANUARY 12, 2012 / 02:00PM GMT, WRC - Warnaco Group, Inc. at Integrated Corporate Relations (ICR) XCHANGE

And as Helen mentioned we are targeting a long-term strategic conference at the end of March. We continue to see significant organic growth opportunities, both in expanse of direct to consumer light space, but even in existing mature markets.

We have an excellent balance sheet and we continue to generate approximately $300 million plus of free cash flow. We are focused on creating long-term shareholder value and as we look forward we anticipate another successful year in 2012. And with that we are planning to take questions and answers in our breakout at 9.50 at table 9.

 Helen McCluskey - Warnaco Group - CEO

 Thanks Larry. So before we wrap up I just wanted to make a couple comments. One, I really appreciate the opportunity to be here today, so I love telling our story. So this gives us a good opportunity to do that and look forward to discussing it more in detail with you later and answering your questions, but I do want to say we are proud of what we have accomplished.

We have a lot of confidence in our strategy and we are really excited about the potential here. So we are anxious to do the investor's day meeting in March, so we are really looking forward to that. So thank you very much for your time.

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